Exhibit 4.2

AMENDMENT NO. 1 TO MASTER INDENTURE AND AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED INDENTURE SUPPLEMENT

THIS AMENDMENT NO. 1 TO MASTER INDENTURE AND AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INDENTURE SUPPLEMENT, dated as of August 27, 2019 (this “Agreement”), is entered into between: (i) Discover Card Execution Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and (ii) U.S. Bank National Association, a national banking association, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

WHEREAS, the Indenture Trustee and the Issuer are parties to the Amended and Restated Indenture, dated as of December 22, 2015 (the “Master Indenture”), as supplemented by the Second Amended and Restated Indenture Supplement, dated as of December 22, 2015 (the “Indenture Supplement” and together with the Master Indenture, collectively, the “Indenture”), each by and between the Issuer and the Indenture Trustee;

WHEREAS, the parties hereto intend to amend the Master Indenture and the Indenture Supplement as set forth herein; and

WHEREAS, this Agreement is being entered into pursuant to Sections 1001(b) and 1003 of the Indenture, and all conditions precedent to the execution of this Agreement, as set forth in such Sections 1001(b) and 1003, have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture, as amended hereby.

SECTION 2. AMENDMENTS TO MASTER INDENTURE.

2.1    Section 101 of the Master Indenture is hereby amended by deleting the definition of “Issuer Tax Opinion” in its entirety and replacing it with the following:

““Issuer Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of any Outstanding Series, Class or Tranche of Notes (other than Notes held by a Person or Persons considered the same Person as the single beneficial owner of the Issuer for U.S. federal income tax purposes) that was properly characterized as debt at the time of its issuance for federal income tax purposes, (b) following such action the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause gain or loss to be recognized by any Holder of any such Outstanding Series, Class or Tranche of Notes, and (d) except as otherwise provided in the related Indenture Supplement, where such action is the issuance of a Series, Class or Tranche of Notes, following such action such Series, Class or Tranche of Notes will be properly characterized as debt.”

2.2    Section 1001 of the Master Indenture is hereby amended by deleting the sentence immediately following the end of Section 1001(m) in its entirety and replacing it with the following:

The Issuer shall give prior written notice to the Note Rating Agencies of any proposal to amend this Indenture or any Indenture Supplement pursuant to this Section 1001.

SECTION 3.    AMENDMENTS TO INDENTURE SUPPLEMENT. Section 2.02(vi) of the Indenture Supplement is deleted in its entirety and replaced with the following:

“(vi)    the conditions specified in Section 310 of the Indenture are satisfied (unless such issuance does not exceed the De Minimis Threshold, in which case only such conditions specified in Section 310 of the Indenture as the applicable Note Rating Agencies shall require shall be satisfied); provided that the requirement in Section 310(a)(iv) to deliver an Opinion of Counsel of the type specified in clause (d) of the definition of “Issuer Tax Opinion” need not be satisfied if the new Tranche of Notes (or the additional Notes of an Outstanding Tranche) is being issued only to a Person or Persons considered the same Person as the single beneficial owner of the Issuer for U.S. federal income tax purposes; provided, further that, for the avoidance of doubt, any one of the conditions specified in Section 310(a) of the Indenture may be eliminated or modified as a condition precedent to any new issuance of a Tranche of Notes as permitted by Section 310(a) of the Indenture; and”

SECTION 4. EFFECTIVENESS. This Agreement shall become effective as of the date first set forth above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Agreement, (ii) the Indenture Trustee shall have provided prior notice of this Agreement to the Note Rating Agencies, (iii) the Indenture Trustee shall have received an Officer’s Certificate indicating that the execution of this Agreement will not adversely affect in any material respect the interests of the Holders of any Series, Class or Tranche of any Notes outstanding as of the date hereof and (iv) the Indenture Trustee shall have received an Opinion of Counsel stating that the execution of this Agreement is authorized or permitted by the Indenture and that all conditions precedent to the execution of this Agreement have been satisfied.

SECTION 5. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Agreement shall be a part of the Indenture and (ii) each reference in the Indenture to “this Agreement”, “this Amendment”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b)    Except as expressly amended hereby, the Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 7. NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in any way limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 8. MISCELLANEOUS. (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)    Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

(c)    This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

(d)    The Indenture Trustee is not responsible for the validity or sufficiency of this Agreement or the recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Dorri Costello

Name:	Dorri Costello

Title:	Vice President

Amendment No. 1 to Master Indenture and Amendment No. 1 to Second A&R Indenture Supplement

U.S BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Christopher J. Nuxoll

Name:	Christopher J. Nuxoll

Title:	Vice President

Amendment No. 1 to Master Indenture and Amendment No. 1 to Second A&R Indenture Supplement